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                                                                     EXHIBIT 11

ATC ENVIRONMENTAL INC. AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
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

                                                      YEARS ENDED FEBRUARY 28,
                                               -----------------------------------
                                                  1993        1994         1995
Primary earnings per share:
Weighted average number of shares
 of common stock outstanding                    5,268,263   5,298,258   5,492,657
Additional shares assuming exercise
 of dilutive stock options and
 stock warrants                                    25,608      78,663     261,199
                                               ----------  ----------  ----------
Total average common and common
 equivalent shares outstanding                  5,293,871   5,376,921   5,753,856
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Net income                                     $  353,144  $1,867,048  $3,256,520
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Earnings per common share and dilutive
 common equivalent share                       $     0.07  $     0.35  $     0.57
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------

Fully diluted earnings per share:
Weighted average number of shares
 of common stock outstanding                    5,268,263   5,298,258   5,492,657
Additional shares assuming exercise
 of dilutive stock options and
 stock warrants                                    30,033      98,115     357,576
                                               ----------  ----------  ----------
Total average common and common
 equivalent shares outstanding                  5,298,296   5,396,373   5,850,233
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Net income                                     $  353,144  $1,867,048  $3,256,520
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Earnings per common share and dilutive
 common equivalent share                       $     0.07  $     0.35  $     0.56
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
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